Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT
This Separation and General Release Agreement (“Agreement”) is made effective as of the “Effective Date” (as defined below) by and between Sunrun Inc., inclusive of its subsidiaries and affiliates (including but not limited to Vivint Solar, Inc. and Vivint Solar Developers, LLC) (for purposes of this Agreement collectively referred to as the “Company”) and Chris Dawson (“You”) (with You and the Company collectively referred to as the “Parties” or individually referred to as a “Party”).
WHEREAS, You were employed by the Company;

WHEREAS, You signed certain confidentiality, non-disclosure, invention assignment, restrictive covenant or comparable terms with the Company, in which You promised, among other things, to maintain confidentiality of Company information, and assign inventions to the Company, which provisions survive this Agreement in full force and effect (collectively, the “Continuing Agreements”);

WHEREAS, You and the Company have entered into agreements granting You restricted stock units to acquire shares, and/or stock options to purchase shares, of the Company’s common stock (the “Employee Equity Awards”) subject to the terms and conditions of the applicable Company equity incentive plan and award agreement (collectively with the Employee Equity Awards, the “Stock Agreements”); and

WHEREAS, You and the Company wish to set forth the terms of Your separation from the Company and to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that You may have against the Company and any of the Releasees as defined below;

NOW, THEREFORE, in consideration of the mutual promises made herein, You and the Company hereby agree as follows:
AGREEMENT
1.Effective Date. This Agreement shall become effective once You execute this Agreement and the revocation period outlined in Paragraph 7 has expired. You may not execute this Agreement prior to the Separation Date as defined in paragraph 2, below.
2.Separation and Transition Duties.
a.Separation. You will separate from employment with the Company effective December 31, 2021 (the “Separation Date”).
b.Transition Duties. Following the Separation Date, You agree to remain available to the Company as a non-employee advisor through April 30, 2022 (the “Transition Period”). During the Transition Period, You agree to perform such tasks as may be reasonably directed by the Company including, but not limited to, (i) the smooth transition of Your roles, job duties, and business contacts to such person(s) as the Company may designate, and (ii) remaining reasonably available to answer questions and transfer data and information upon the Company’s reasonable request (collectively defined as “Transition Duties”). During the Transition Period, subject to You maintaining service provider status under the Stock Agreements and in accordance therewith, You may continue to vest in any further outstanding and unvested equity awards (with the understanding that You shall not be entitled to any other pay or benefits associated with any services rendered during the Transition Period), except as expressly set forth in this Agreement.

3.General Consideration. Subject to Your timely execution, return, non-revocation, and full compliance with the terms of this Agreement, the Company agrees to provide You the following:
a.Cash Severance. The Company agrees to pay You a lump sum cash payment in the amount of $220,000.00, less applicable deductions and withholdings, which is equivalent to six (6) months of Your annual base salary as of the Effective Date. This Cash Severance will be payable in accordance with the Company’s standard payroll procedures within twenty (20) days following the Effective Date.
b.2021 Bonus. The Company will pay You a bonus in the amount of $324,605.00, less applicable deductions and withholdings (which represents the average of actual bonus payouts over the prior two years). The bonus is payable in a lump-sum cash payment in accordance with the Company’s standard payroll procedures within twenty (20) days following the Effective Date.
c.COBRA. Your Company-sponsored health insurance benefits cease on the last day of the month of Your Separation Date. You may elect to continue this coverage under COBRA after the end of this coverage period at the full COBRA rate for the remainder of the eligible COBRA period. If You accept the terms of this Agreement and do not revoke, the Company will reimburse You for the payments You make for COBRA coverage for a period of six (6) months, or until You have secured other employment, whichever occurs first, provided You timely elect and pay for such COBRA coverage. COBRA reimbursements shall be made by the Company to You consistent with the Company’s normal expense reimbursement policy, provided that You submit documentation to the Company substantiating Your payments for COBRA coverage. Alternatively, You may choose to receive a lump sum payment of $12,000.00, which sum represents approximately six (6) months of Your COBRA premiums, payable in accordance with the Company’s standard payroll procedures within twenty (20) days following the Effective Date. Your participation in all other benefits and incidents of employment, including the accrual of bonuses, and vacation/paid time off, will cease as of the Separation Date.
4.Additional Consideration. Subject to (i) Your timely execution, return, non-revocation, and full compliance with the terms of this Agreement, and (ii) further subject to Your subsequent execution, return, and non-revocation of the Supplemental Release attached hereto as Exhibit A upon completion of the Transition Duties, the Company agrees to provide You the following (with Your understanding and agreement that You shall remain bound to the terms of this Agreement in exchange for the General Consideration provided for above, regardless of whether You elect to enter into the Supplemental Release):
a.Equity Acceleration. Subject to Board approval, and upon the Supplemental Release Effective Date, as defined in the Supplemental Release attached hereto as Exhibit A, You will be entitled to Fifty Percent (50%) fully accelerated vesting with respect to the number of shares subject to Your outstanding, unvested time-based Employee Equity Awards as of April 30, 2022, in accordance with the terms and conditions of the Company’s Stock Agreements. Except as provided for herein, You acknowledge that Your exercise of any Employee Equity Awards shall continue to be governed by the terms and conditions of the Stock Agreements. If You have questions with respect to the Stock Agreements, please contact the Company’s manager of Stock Agreements.
        b.    Extension of Exercise Period. Subject to Board approval, and upon the Supplemental Release Effective Date, as defined in the Supplemental Release attached hereto as Exhibit A, the Company will extend the exercise period of Your Employee Equity Awards through June 30, 2023. Note that the extended post-termination exercise period will convert any unexercised “incentive stock options” you currently hold into “non-qualified stock options,” and by signing this Agreement, you acknowledge and agree to such change. If you have questions with respect to the stock agreements, contact the Company’s manager of stock option programs.

        c.    Eligibility for Synergy Bonus. Upon the Supplemental Release Effective Date, as defined in the Supplemental Release attached hereto as Exhibit A, You may be eligible to earn 50% of the Performance Share award specific to achieving the Integration Synergy bonus (Grant #PSU-2134-SY4), contingent upon Board approval and the Company's determination in its sole discretion as to whether the Integration Synergy targets have been achieved and upon whether the Integration Synergy bonus is paid to all other eligible executive team members.

5.Payment of Salary and Receipt of All Benefits. You acknowledge and represent that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, commissions, severance entitlements, contractual entitlements, accrued vacation/paid time off, premiums, leaves, reimbursable expenses, stock, stock options, vesting, and any and all other benefits and compensation due You as of the time You sign this Agreement.
6.Release of Claims. You agree that the foregoing consideration is being provided to You as settlement in full of all claims by You against the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, professional employer organization or co-employer affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). You, on Your own behalf and on behalf of Your respective heirs, family members, executors, agents, and assigns, hereby and forever release the Releasees from, and agree not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that You may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:
a.    any and all claims relating to or arising from Your employment relationship with the Company and the termination of that relationship;
b.    any and all claims relating to, or arising from, Your right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the

Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code; and the California Fair Employment and Housing Act; the Colorado Anti-Discrimination Act; the Colorado Equal Pay Law; the Colorado Whistleblower Law; and Colorado Minimum Wage Law; the Utah Antidiscrimination Act, the Utah Genetic Testing Privacy Act; and any other similar statutes, regulations, or laws (each as amended from time to time); and any federal, state, local, and/or municipal statute, law, amendment, directive, order, and/or regulation enacted in response to the COVID-19 pandemic (with this release also including any claims related to any action or inaction associated directly or indirectly with the COVID-19 pandemic to the maximum extent permitted by law);
e.    any and all claims for violation of the federal or any state constitution;
f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by You as a result of this Agreement; and
h.    any and all claims for attorneys’ fees and costs, except as You may be entitled to under California Labor Code section 2801 or applicable indemnity policy.
Notwithstanding the foregoing general releases, You acknowledge that You have not made any claims or allegations related to sexual harassment or sexual abuse, and none of the payments set forth as consideration in this Agreement are related to sexual harassment or sexual abuse.
You agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. You further agree not to participate in any class action that may include any of the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). Any and all disputed wage claims that are released herein shall be subject to binding arbitration as noted herein, except as required by applicable law. This release does not extend to any right You may have to unemployment compensation benefits.
7.Acknowledgement of Waiver of Claims under ADEA. You understand and acknowledge that You are waiving and releasing any rights You may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. You understand and agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. You understand and acknowledge that the consideration given for this waiver and release is in addition to anything of value to which You were already entitled. You further understand and acknowledge that You have been advised by this writing that: (a) You should consult with an attorney prior to executing this Agreement; (b) You have had at least twenty-one (21) days within which to consider this Agreement (and to the extent You have any claims under California’s Fair Employment and Housing Act, then this includes at least five (5) days to retain counsel related to Your dismissal of such claims, if applicable); (c) You have seven (7) days following Your execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes You from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event You execute this Agreement in less than the 21-day period identified above, You hereby acknowledge that You have freely and voluntarily chosen to waive the time period allotted for considering this Agreement. You acknowledge and understand that revocation must be accomplished by providing written notification via email to Company representatives at revocation@sunrun.com, that must be received by the Company representatives before the Effective Date. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period. The parties further agree that this Agreement shall expire and be deemed void if not signed and returned by You within twenty-one (21) days following Your Separation Date, except that the Company in its sole discretion may elect in writing to extend this expiration date.
8.Unknown Claims (California Civil Code Section 1542). You acknowledge that You have been advised to consult with legal counsel and are familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
You, being aware of said code section, agree to expressly waive any rights You may have thereunder, as well as under any other statute or common law principles of similar effect.
9.No Pending or Future Lawsuits. You represent that You have no lawsuits, claims, or actions pending in Your name, or on behalf of any other person or entity, against the Company or any of the other Releasees. You also represent that You do not intend to bring any claims on Your own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
10.Confidentiality. Subject to paragraph 15 governing Protected Disclosure and Other Protected Actions, You agree to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, You may disclose Separation Information only to Your immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Your attorney(s), and Your accountant(s) and any professional tax advisor(s) to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns. You must prevent disclosure of any Separation Information to all other third parties. You agree that You will not publicize, directly or indirectly, any Separation Information. Notwithstanding the foregoing, nothing in this Agreement shall (a) prevent You from discussing or disclosing information about unlawful acts of harassment or discrimination in the workplace (such as harassment or discrimination or any other conduct that You have reason to believe is unlawful); or (b) waives a party’s right to testify in an administrative, legislative, or judicial proceeding when the party has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, or as otherwise expressly allowed by the Protected Disclosures and Other Protected Actions provision set forth below.
11.Trade Secrets and Confidential Information/Company Property. You reaffirm and agree to observe and abide by the terms of the Continuing Agreements, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees; provided that You hereby acknowledge receipt of the following notice required pursuant to 18 U.S.C § 1833(b)(1): “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” You acknowledge that during the course of Your employment with the Company You had access to a number of highly confidential materials and You specifically represent that You shall refrain from using any such confidential information in the future. You affirm that You have returned or deleted all documents and other items provided to You by the Company, developed or obtained by You in connection with Your employment with the Company, or otherwise belonging to the Company. Your signature below constitutes Your certification under penalty of perjury that You have returned all documents and other items provided to You by the Company, developed or obtained by You in connection with Your employment with the Company, or otherwise belonging to the Company.
12.Non-Disparagement. Subject to paragraph 15, You agree to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agree to refrain from any tortious interference with the contracts and relationships of any of the Releasees. You shall direct any inquiries by potential future employers to EV Advantage at Tel 1-877-783-0240, Fax 1-866-710-3846, Company code 10057. You will need to provide Your social security number to the person seeking Your proof of employment.
13.Re-Employment. You understand and agree that You have no right to future employment with the Company or any of its parents, subsidiaries, affiliates or related companies. If You are rehired within six (6) months of the Separation Date by the Company or any of its parents, subsidiaries, affiliates or related companies, then You agree that You shall only be eligible to retain such severance or consideration payment equivalent to Your base pay from the Separation Date through the date of such rehire (which You agree shall continue to provide good and valuable consideration for the terms of this Agreement), but as a condition to such reemployment You shall repay to the Company the value of any additional severance or consideration that exceeds this amount (if any).
14.Breach. In addition to the rights provided in the “Attorneys’ Fees” paragraph below, You acknowledge and agree that any material breach of this Agreement, or of any provision of the Continuing Agreements, shall entitle the Company immediately to recover and/or cease providing the Consideration provided to You under this Agreement and to obtain damages, as provided by law.
15.Protected Disclosures and Other Protected Actions. This Agreement does not prohibit or restrict You, the Company, or the other Releasees from: (i) disclosing information regarding unlawful acts in the workplace, including, but not limited to, harassment or discrimination; (ii) initiating communications directly with, cooperating with, providing relevant information, or otherwise assisting in an investigation by (A) the SEC, or any other governmental, regulatory, or legislative body regarding a possible violation of any federal law; or (B) the EEOC or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws, or as compelled or requested by lawful process; (iii) responding to any inquiry from any such governmental, regulatory, or legislative body or official or governmental authority, including an inquiry about the existence of this Agreement or its underlying facts or circumstances; or (iv) participating, cooperating, testifying, or otherwise assisting in any governmental action, investigation, or proceeding relating to a possible violation of any such law, rule or regulation. You are, however, waiving any right to recover money in connection with any agency charge or agency or judicial decision, including class or collective action rulings, other than bounty money properly awarded by the SEC.
16.Cooperation With Legal Proceedings. You agree to reasonably cooperate with the Company, its subsidiaries and any affiliated companies (collectively, the “Companies”) in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of any of the Companies, which relate to events or occurrences that transpired while You were employed by any of the Companies.  Your reasonable cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company.  You also agree to reasonably cooperate with the Company in connection with any investigation or review of any federal, state, or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while You were employed by the Company.  While You agree that You will not be paid any fee of any kind for Your cooperation under this Paragraph, You will be entitled to reimbursement of reasonable out-of-pocket expenses in connection with such cooperation, as pre-authorized in writing by the Company. You understand that in any legal action, investigation, or review covered by this paragraph the Company expects You to provide only accurate and truthful information or testimony.
17.No Admission of Liability. You understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by You. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to You or to any third party.
18.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
19.ARBITRATION. WITH THE EXCEPTION OF CLAIMS RELATING TO STOCK OPTIONS, STOCK GRANTS, OR THE LIKE THAT APPLY A CHOICE OF LAW, VENUE, JURISDICTION, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS RELEASE AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN THE COUNTY OF THE STATE IN WHICH YOU PRIMARILY PROVIDED SERVICES TO THE COMPANY, OR ANY OTHER COUNTY AND STATE THAT THE PARTIES MUTUALLY AGREE UPON, BEFORE THE AMERICAN ARBITRATION ASSOCIATION (“AAA”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES, AVAILABLE AT: https://www.adr.org (the “AAA RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH YOU PRIMARILY PROVIDED SERVICES TO THE COMPANY, INCLUDING THAT STATE’S RULES OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY THAT SUBSTANTIVE AND PROCEDURAL STATE LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE AAA RULES CONFLICT WITH THE LAWS OF THE STATE IN WHICH YOU PRIMARILY PROVIDED SERVICES TO THE COMPANY, STATE LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE

ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS ARBITRATION PROVISION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE, RELATING TO THIS RELEASE AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE, TO THE EXTENT SUCH RELIEF IS NECESSARY TO MAINTAIN THE STATUS QUO OF THE PARTIES PENDING ARBITRATION. IN THE EVENT THAT THIS ARBITRATION PROVISION CONFLICTS WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES (IF APPLICABLE), OR IN THE EVENT THERE ARE NO SUCH ARBITRATION AGREEMENTS BETWEEN THE PARTIES, THEN THE PARTIES AGREE THAT THIS ARBITRATION PROVISION SHALL GOVERN.
20.Assignment; Successors and Assigns. You agree that You have not and will not assign (e.g. transfer or give away) any rights or obligations under this Agreement without the Company’s explicit written consent. Notwithstanding, You agree that the rights and obligations of the Company shall inure to the benefit of the Company’s successors and assigns.
21.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. You represent and warrant that You have the capacity to act on Your own behalf and on behalf of all who might claim through You to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
22.No Representations. You represent that You have had an opportunity to consult with an attorney, and have carefully read and understand the scope and effect of the provisions of this Agreement. You have not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
23.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
24.Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
25.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and You concerning the subject matter of this Agreement and Your employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Your relationship with the Company, with the exception of the Continuing Agreement.

26.No Oral Modification. This Agreement may only be amended in a writing signed by You and the Chief Legal Officer of Sunrun Inc.
27.Governing Law. This Agreement shall be governed by the laws of the State in which You primarily provided services to the Company, without regard for choice-of-law provisions. You consent to personal and exclusive jurisdiction and venue in that state.
28.Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email .pdf, or other electronic transmission or signature.
29.Tax Indemnification. Sunrun makes no representation as to the taxability of amounts paid to You. You shall be responsible for any tax consequences incurred that may be associated with the Consideration described in Paragraphs 3 and 4. Additionally, You shall indemnify and hold harmless Sunrun with respect to any interest, tax payments, or penalties incurred or assessed against it by any governmental agency as a result of Your non-payment of taxes on any amounts paid to You under the terms of this Agreement.
30.Voluntary Execution of Agreement. You understand and agree that You executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Your claims against the Company and any of the other Releasees. You acknowledge that:
(a)    You have read this Agreement;
(b)    You have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Your own choice or have elected not to retain legal counsel;
(c)    You understand the terms and consequences of this Agreement and of the releases it contains; and
(d)    You are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties executed this Agreement on the dates set forth below.

CHRIS DAWSON

Dated:	12/31/2021	/s/ Chris Dawson
Chris Dawson, an individual

SUNRUN INC.

Dated:	01/04/2022	/s/ Jeanna Steele
By: Jeanna Steele
Title: Chief Legal and People Officer

Exhibit A
Supplemental Release
By signing this Supplemental Release where indicated below, and for good and valuable consideration as set forth in the Separation and General Release Agreement (“Release Agreement”), I, Chris Dawson, acknowledge and agree that I am hereby extending, through and including the date I sign below, the application of all of my representations, obligations, acknowledgements, and other provisions reflected in the Release Agreement that I entered into with Sunrun Inc., inclusive of its subsidiaries and affiliates (including but not limited to Vivint Solar, Inc. and Vivint Solar Developers, LLC) (collectively the “Company”), effective in January 2022, relating to my transition duties and separation from employment with the Company, and including but not limited to my full and binding release and waiver of all claims, as set forth therein, against the Company and all other Releasees (as defined in the Release Agreement), to the greatest extent permitted under applicable law.
I understand that I am not to sign and return this Supplemental Release until the end of the Transition Period (as defined in the Release Agreement). I further understand and acknowledge that I am specifically hereby waiving and releasing any rights I may have under (i) the California Fair Employment and Housing Act (if applicable); and (ii) the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary.
The Company has advised me by this writing that: (a) I should consult with an attorney prior to executing this Supplemental Release; (b) I have at least twenty-one (21) days after initial receipt of this Supplemental Release within which to consider its terms; (c) I have seven (7) days following my execution of this Supplemental Release to revoke it; and (d) this Supplemental Release shall not be effective until after the revocation period has expired. I also understand that revocation of this Supplemental Release may be achieved only by sending written notice to revocation@sunrun.com within the seven-day period. If I do not revoke this Supplemental Release, then this Supplemental Release will become effective on the eighth day after I have signed and returned it to the Company (the "Supplemental Release Effective Date").
By signing below, I acknowledge that I have read and understand and agree to all the terms of the Release Agreement and this Supplemental Release, and intend to be bound thereby.
*NOT TO BE SIGNED UNTIL END OF THE TRANSITION PERIOD*

Chris Dawson	Date